Exhibit 99.1
Cyxtera Announces Third Quarter 2021 Results

-- Raises Full-Year 2021 Outlook --
Miami, FL – November 15, 2021 – Cyxtera (NASDAQ: CYXT), a global leader in data center colocation and interconnection services, today released financial results for the quarter ended September 30, 2021.

“Combining the strong results our team delivered in the third quarter with the momentum we’ve generated over the last several quarters gives us the confidence to raise the midpoint of our 2021 revenue and Transaction Adjusted EBITDA guidance by 1% and 2%, respectively, to $699 million and $225 million,” said Nelson Fonseca, Cyxtera’s Chief Executive Officer. “We’re excited to report our first quarterly results since becoming a public company at the end of July, and we look forward to participating in the Nasdaq Closing Bell ceremony on December 6th to mark this major milestone. We’re also excited by the launches of our SmartCabs offering and the Nutanix Federal Innovation Lab, which reinforces our continued ability to innovate and partner with leading-edge technology providers.”
Q3 2021 Financial Highlights
•Total revenue increased by $5.1 million or 2.9% year over year to $177.1 million.
•Recurring revenue increased by $5.8 million or 3.5% year over year to $169.3 million.
•Core revenue increased by $12.5 million or 8.4% year over year to $161.0 million.
•Net Loss of $46.7 million in the quarter; Transaction Adjusted EBITDA1 increased by $3.5 million or 6.4% year over year, to $58.1 million, principally due to higher revenue and improvements in cost of revenue.
Q3 2021 Business Highlights
•Continued positive sales momentum resulted in Core annualized bookings increasing by approximately 2.5% year over year.
•Average monthly Core churn of 0.7%, an improvement of 20 basis points over the same quarter of last year.
•Interconnection revenue accounted for 11% of total revenue.
•Introduced SmartCabs, which is an extension of our Digital Exchange that provides customers with dedicated, on-demand colocation cabinets complete with built-in power and integrated, configurable, core network fabric.
•Announced the launch of the Nutanix Federal Innovation Lab, powered by Cyxtera, which provides access to an ecosystem of innovative technology companies to support the most complex government workload requirements.
•Awarded the Global Service Provider of the Year at Nutanix .NEXT Digital Experience conference, in recognition for providing enterprises with on-demand access to Nutanix’s market-leading Hyperconverged Infrastructure Enterprise Cloud software directly within the data center.
•Credit ratings upgraded to B- and B3 by both S&P and Moody’s, respectively, and stable outlooks issued from both agencies.

“We are happy with our third-quarter performance, which we believe validates our go-to-market strategy and clearly reflects continued strong customer momentum and business execution,” said Carlos Sagasta, Cyxtera’s Chief Financial Officer. "In addition, we are pleased to raise our outlook for both revenue and Transaction Adjusted EBITDA, based on our strong year-to-date performance."
2021 Outlook
Cyxtera increased its outlook for 2021, as detailed in the table below.

($ in Millions)	New 2021E	Prior 2021E	2020A

Revenue	$692 - $706	$681 - $702	$690.5
Transaction Adjusted EBITDA	$223 - $227	$217 - $223	$215.6
Maintenance Capital Expenditures (1)	$25 - $26	$25 - $26	$21.1
% of Revenue	~3.6%	~3.7%	3.1%
Expansion Capital Expenditures	$65 - $80	$65 - $80	$33.6
(1) Includes Corporate CapEx of approximately $3.5 million.

Q3 2021 Results Conference Call and Replay Information
Cyxtera will host a conference call and webcast to discuss its quarterly results for the period ended September 30, 2021 on Monday, November 15, 2021 at 8:30 AM Eastern Time. The live webcast of the call can be accessed at the Cyxtera Investor Relations website at http://ir.cyxtera.com/ along with the Company’s earnings press release and earnings presentation designed to accompany the discussion of the financial results. Participants can also register for the webcast at https://dpregister.com/sreg/10161273/eed41251b4.
The U.S. dial-in for the call is 1-866-777-2509 (1-412-317-5413 for non-U.S. callers). Please ask to join the Cyxtera Technologies call. A replay of the conference call will be available until November 22, 2021, at 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on Cyxtera’s Investor Relations website for one year. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10161273.
1A complete reconciliation of Net Loss to Transaction Adjusted EBITDA is included in the financial tables included in this release.

Investor Presentation and Supplemental Financial Information
Concurrently with holding its conference call, Cyxtera will make available on its website a presentation designed to accompany the discussion of the company’s financial results along with supplemental financial information. When available, the presentation and supplemental financial information can be accessed on the Cyxtera Investor Relations website at http://ir.cyxtera.com/.
Upcoming Conferences and Events
•Credit Suisse 25th Annual Technology Conference on Tuesday, November 30, 2021, at 3:55 p.m. ET.
•Wells Fargo Virtual 5th Annual TMT Summit on Wednesday, December 1, 2021, at 1:20 p.m. ET.
•Raymond James TMT Conference panel on Monday, December 6, 2021, at 10:30 a.m. ET.
•Nasdaq Closing Bell ceremony on Monday, December 6, 2021, at 4:00 p.m. ET.
About Cyxtera
Cyxtera is a global leader in data center colocation and interconnection services. The company operates a footprint of 61 data centers in 28 markets around the world, providing services to more than 2,300 leading enterprises and U.S. federal government agencies. Cyxtera brings proven operational excellence, global scale, flexibility, and customer-focused innovation together to provide a comprehensive portfolio of data center and interconnection services. For more information, please visit www.cyxtera.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward looking statements contained in this press release include statements concerning Cyxtera’s estimated financial performance for 2021. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Cyxtera’s control. Actual results and conditions (financial or otherwise) may differ materially from those indicated in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results and conditions to differ materially from those indicated in the forward-looking statements, including, but not limited to, the effects of the COVID-19 pandemic on Cyxtera’s business or future results, including supply chain disruptions; fluctuations in energy prices; fluctuations in foreign currency exchange rates in the markets in which Cyxtera operates internationally; inflation; prolonged power outages, shortages or capacity constraints; physical and electronic security breaches and cyber-attacks, which could disrupt Cyxtera’s operations; any failure of Cyxtera’s physical infrastructure or negative impact on its ability to provide its services, or damage to customer infrastructure within its data centers; inadequate or inaccurate external and internal information, including budget and planning data, which could lead to inaccurate financial forecasts and inappropriate financial decisions; Cyxtera’s fluctuating operating results; Cyxtera's ability to maintain its credit ratings; Cyxtera’s government contracts, which are subject to early termination, audits, investigations, sanctions and penalties; Cyxtera’s reliance on third parties to provide internet connectivity to its data centers; and the incurrence of goodwill and other intangible asset impairment charges, or impairment charges to Cyxtera’s property and equipment, which could result in a significant reduction to its earnings. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the “Risk Factors” disclosed in Cyxtera’s filings with the Securities and Exchange Commission from time to time. There may be additional risks that Cyxtera does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cyxtera’s expectations, plans or forecasts of future events and views as of the date of this press release. Accordingly, you should not place undue reliance upon any such forward-looking statements in this press release. Neither Cyxtera nor any of its affiliates assume any obligation to update this press release, except as required by law.

Statement Regarding Non-GAAP Financial Measures
This press release includes Transaction Adjusted EBITDA, which is a supplemental measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Transaction Adjusted EBITDA represents the measure of EBITDA disclosed to Starboard Value Acquisition Corp. (“SVAC”) in connection with its consideration of the recently completed business combination transaction between SVAC and Cyxtera. Cyxtera defines Transaction Adjusted EBITDA as net income (loss) before the following items: depreciation and amortization, interest and other expenses, income tax (benefit) / expense, equity-based compensation, straight line rent adjustment, amortization of favorable / unfavorable leasehold interest & asset retirement obligation accretion, stand-up separation & other, restructuring costs & other, and impairment on note and other receivables from affiliate. As a Non-GAAP financial measure, Transaction Adjusted EBITDA excludes items that are significant in understanding and assessing Cyxtera’s financial results or position. Therefore, this measure should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Cyxtera’s presentation of this measure may not be comparable to similarly-titled measures used by other companies. You should review Cyxtera’s unaudited financial statements and the reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures provided in this release and not rely on any single financial measure to evaluate Cyxtera’s business.

This press release also includes certain projections of non-GAAP financial measures concerning the company. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included.

CYXTERA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share information)

	September 30, 2021	December 31, 2020
Assets:
Current assets:
Cash	$74.5	120.7
Accounts receivable, net of allowance of $0.5 and $1.4, respectively	26.2	33.5
Prepaid and other current assets	38.0	41.9
Due from affiliates	—	117.1
Total current assets	138.7	313.2

Property and equipment, net	1,496.4	1,580.7
Goodwill	761.5	762.2
Intangible assets, net	536.2	586.3
Other assets	15.2	23.7
Total assets	$2,948.0	$3,266.1

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$48.1	$48.9
Accrued expenses	60.5	88.4
Due to affiliates	—	22.7
Current portion of long-term debt, capital leases and other financing obligations	49.9	65.0
Deferred revenue	60.8	60.2
Other current liabilities	9.1	6.8
Total current liabilities	228.4	292.0
Long-term debt, net of current portion	900.6	1,311.5
Capital leases and other financing obligations, net of current portion	907.3	933.1
Deferred income taxes	39.8	77.8
Warrant liabilities	44.5	—
Other liabilities	160.5	93.9
Total liabilities	2,281.1	2,708.3

Commitments and contingencies

Shareholders' equity:
Preferred Stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 165,978,740 and 115,745,455 shares issued and outstanding as of September 30, 2021 and December 31, 2020 , respectively	—	—
Additional paid-in capital	1,810.4	1,504.6
Accumulated other comprehensive income	12.3	16.7
Accumulated deficit	(1,155.8)	(963.5)
Total shareholders' equity	666.9	557.8
Total liabilities and shareholders' equity	$2,948.0	$3,266.1

CYXTERA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except for share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$177.1	$172.0	$525.3	$517.7
Operating costs and expenses
Cost of revenues, excluding depreciation and amortization	93.5	97.3	287.4	287.3
Selling, general and administrative expenses	29.2	24.5	79.7	81.4
Depreciation and amortization	59.4	57.5	180.6	172.4
Restructuring, impairment, site closures and related costs	1.4	—	68.4	—
Transaction-related costs	5.2	—	5.2	—
Impairment of notes receivable from affiliate	—	9.4	—	18.2
Total operating costs and expenses	188.7	188.7	621.3	559.3

Loss from operations	(11.6)	(16.7)	(96.0)	(41.6)
Interest expense, net	(43.1)	(42.4)	(129.3)	(127.8)
Other expenses, net	(0.4)	(1.4)	(1.2)	(2.1)
Change in fair value of warrant liabilities	(2.7)	—	(2.7)	—
Loss from operations before income taxes	(57.8)	(60.5)	(229.2)	(171.5)
Income tax benefit	11.1	14.6	36.9	22.7
Net loss	$(46.7)	$(45.9)	$(192.3)	$(148.8)

Loss Per Share
Basic and diluted	$(0.32)	$(0.40)	$(1.58)	$(1.29)

Weighted average number of shares outstanding
Basic and diluted	147,754,776	115,745,455	121,868,742	115,745,455

CYXTERA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine Months Ended September 30,
	2021	2020
Net loss	$(192.3)	$(148.8)
Cash flows from operating activities:
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	180.6	172.4
Restructuring, impairment, site closures and related costs	2.0	—
Amortization of favorable/unfavorable leasehold interests, net	2.9	2.4
Loss on extinguishment of debt and amortization of debt issuance costs and fees, net	9.1	4.4
Impairment of notes receivable from affiliate	—	18.2
Equity-based compensation	5.4	5.7
Provision for (reversal of) doubtful accounts	(1.1)	(4.0)
Deferred income taxes	(37.1)	(23.9)
Change of fair value of warrant liabilities	2.7	—
Non-cash interest expense, net	7.1	9.8
Changes in operating assets and liabilities, excluding impact of acquisitions and dispositions:
Accounts receivable	8.3	21.1
Prepaid and other current assets	3.1	12.8
Other assets	8.1	3.7
Accounts payable	(10.5)	3.0
Accrued expenses	(27.6)	(6.2)
Due to affiliates	(22.8)	—
Other liabilities	(3.4)	14.8
Net cash provided by operating activities	0.8	85.4
Cash flows from investing activities:
Purchases from property and equipment	(44.1)	(58.5)
Amounts received from (advanced to) affiliate	117.1	(14.9)
Net cash provided by (used in) investing activities	73.0	(73.4)
Cash flows from financing activities:
Proceeds from issuance of long-term debt and other financing obligations	40.0	91.7
Proceeds from recapitalization, net of issuance costs	436.0	—
Repayment of long-term debt	(459.4)	(8.0)
Repayment of capital leases and other financing obligations	(49.1)	(26.3)
Capital redemption	(97.9)	—
Capital contribution	5.2	—
Net cash (used in) provided by financing activities	(125.2)	57.4
Effect of foreign currency exchange rates on cash	5.2	(2.9)
Net (decrease) increase in cash	(46.2)	66.5
Cash at beginning of period	120.7	12.9
Cash at end of period	$74.5	$79.4

Supplemental cash flow information:
Cash paid for income taxes, net	$4.3	$1.6
Cash paid for interest	$67.6	$43.4
Non-cash purchases of property and equipment	$19.4	$42.4

CYXTERA TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Loss to EBITDA Reconciliation:
Net Loss	$(46.7)	$(45.9)	$(192.3)	$(148.8)
Depreciation and amortization	59.4	57.5	180.6	172.4
Interest and other expenses, net	43.5	43.8	130.5	129.9
Income tax benefit	(11.1)	(14.6)	(36.9)	(22.7)
EBITDA	45.1	40.8	$81.9	$130.8
Transaction Adjustments
Equity-based compensation	1.8	1.8	5.4	5.7
Straight-line rent adjustment	0.6	0.7	2.5	2.2
Amortization of Favorable / Unfavorable Leasehold Interest & ARO accretion	0.9	0.9	2.6	2.7
Stand-up separation & other	0.4	1.0	3.8	4.8
Restructuring costs & other	1.4	(0.1)	72.3	4.0
Transaction - related costs	5.2	—	5.2	—
Change in fair value of warrant liabilities	2.7	—	2.7	—
Impairment of note and other receivables from affiliate	—	9.4	—	18.2
Total Adjustments	13.0	13.8	94.5	37.5
Transaction Adjusted EBITDA	$58.1	$54.6	$176.4	$168.3
Note: Numbers may not foot or cross-foot due to rounding
Press Contact:
Xavier Gonzalez
Cyxtera
xavier.gonzalez@cyxtera.com
IR Contact:
Greer Aviv
Cyxtera
IR@cyxtera.com